Exhibit 99.1

Bridgetown Holdings Limited Announces Closing of Underwriters’ Option to Purchase Additional Units in Connection with its Initial Public Offering

Hong Kong, October 29, 2020 – Bridgetown Holdings Limited (the “Company”) today announced that it closed the issuance of an additional 4,499,351 units pursuant to the exercise of the underwriters’ option to purchase additional units in connection with its initial public offering at $10.00 per unit, resulting in gross proceeds of $44,993,510 and bringing the total gross proceeds of the initial public offering to $594,993,510.

Bridgetown Holdings Limited is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, the Company intends to focus on a target with operations or prospective operations in the technology, financial services, or media sectors in Southeast Asia. The Company is led by Chief Executive Officer and Chief Financial Officer, Daniel Wong, and Chairman, Matt Danzeisen.

UBS Securities LLC and BTIG, LLC acted as joint-book running managers of the offering.

The Company’s units are listed on The Nasdaq Capital Market (the “Nasdaq”) and commenced trading on October 16, 2020 under the ticker symbol “BTWNU”. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. After the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “BTWN” and “BTWNW,” respectively.

Of the proceeds received from the consummation of the initial public offering (as well as the exercise of the option to purchase additional units) and related private placements of warrants, $594,993,510 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of October 20, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the concurrent private placement (but not including the closing of the additional units described herein or the private placement on such date) was included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 15, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by telephone at (888) 827-7275, or by e-mail at olprospectusrequest@ubs.com; or BTIG, LLC, 65 East 55th Street, New York, NY 10022, or by e-mail at equitycapitalmarkets@btig.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Karin Wong

+852-9755-6265

Karin.Wong@pcg-group.com